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                                                              EXHIBIT 10.43
                                       XXX-CONFIDENTIAL TREATMENT REQUESTED
                                           AND CONFIDENTIAL PORTIONS FILED
                                           SEPARATELY WITH THE COMMISSION.

                        PHOENIX INTERNATIONAL LTD., INC.

                        COOPERATIVE MARKETING AGREEMENT


Marketing Agent:   ISC Financial Systems, Inc.               Date: Oct. 2, 1996
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(X) Corporation          ( ) Partnership
( ) Limited Partnership  ( ) Limited Liability Company

State of Organization:            Ohio
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Address:                  1480 West Lane Avenue
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                          Columbus, Ohio   43221
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                 Attention:       XXXXXX
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                 Fax:             XXXXXX
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         This COOPERATIVE AGREEMENT (this "Agreement") is entered into as of the date first set forth above by and between Phoenix International Ltd., Inc., a Florida corporation ("Phoenix"), and the party first identified above as the Marketing Agent ("Marketing Agent"). The parties hereto, intending to be legally bound, agree as follows:

1        APPOINTMENT

Subject to the terms and conditions of this Agreement, the Marketing Agent hereby agrees to enter into a cooperative marketing relationship with Phoenix as set forth in the relationship addendum(s) attached hereto and listed below (the "Relationship Addendum(s)"):


         SERVICES ADDENDUM

         TRAINING, IMPLEMENTATION, AND SUPPORT ADDENDUM

         RELATIONSHIP ADDENDUM

         SERVICE BUREAU ADDENDUM
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2        DEFINITIONS

As used in this Agreement, capitalized terms shall have the following meanings:

2.1 Confidential Information means any business, technical or other information furnished by one party hereto to the other or disclosed by one party to the other as a result of examination or inspection of facilities or product prototypes. Confidential Information shall in all cases include all source code, development level documentation, and similar technical information regarding all software and all marketing and product development information. Information which is disclosed orally will be deemed to be Confidential Information provided that it is identified as confidential at the time of disclosure and that the disclosing party, within twenty-one (21) days after such disclosure, provides such information to the receiving party in writing designated as confidential.

2.2 Documentation means the documentation associated with the Software as produced and provided by Phoenix to the Marketing Agent and its customers generally.

2.3 Eligible Prospect means a retail bank organized and doing business exclusively in the Territory, and as more particularly described in Exhibit B attached hereto.

2.4 End Users means customers presented to Phoenix by the Marketing Agent and approved by Phoenix in accordance with Section 5.1 hereof, who license the Software under an End User License.

2.5 End User License means the form of agreement or agreements applicable to the license of the Software as provided by Phoenix to the Marketing Agent from time to time.

2.6 Intellectual Property Rights means all copyright, design rights, whether registered or unregistered, patents or patent application, know-how, trade secrets, and Confidential Information related to or arising in the software or documentation of either party, including all applicable architecture, designs, modules, routines, programming, command structures, interfaces, and any Modifications thereto.

2.7 Maintenance means making Modifications to the Software to correct verifiable and reproducible errors reported to Phoenix and includes all error correction, maintenance and emergency releases and other modifications required as a result of changes made by Phoenix which directly affect any of the Software.

2.8 Modification means a work which is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and shall include any work that incorporates or is combined with such a preexisting work or any portion thereof.

2.9 Modify means, with respect to any of the Software, to make a Modification.

2.10 New Release means a new release of any of the Software to introduce changes or additions to the Software for purposes of error correction and minor enhancement of functionality and features.
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2.11     New Version means a new release of any of the Software which adds significant new features or functions, or significant improvement in performance and for which Phoenix may make extra charges to its customers generally.

2.12 Prime Rate means the prime rate (or base rate) reported in the "Money Rates" column or section of The Wall Street Journal as being the base rate on corporate loans at larger U.S. Money Center banks on the first date on which The Wall Street Journal is published in each month.

2.13 Trademarks means the trademarks, service marks and trade names used by Phoenix in connection with its software, products and services, whether registered or unregistered.

2.14 Support means the provision of relevant assistance in the form of telephone assistance and consultation, personnel and materials for the implementation and continued use of the Software, including any Modification which Phoenix offers as an addition to, replacement for, or option with such Software under this Agreement.

2.15 Software means the technology, software, documentation, equipment, communications and other items as indicated on Exhibit A attached hereto, as such Exhibit may be amended from time to time in writing.

2.16 Territory means the regions set forth on Exhibit B, as such regions exist as of the date of this Agreement.

3        LICENSE

Subject to the terms of this Agreement, and only as appropriate under the applicable Relationship Addendum(s), Phoenix hereby grants to the Marketing Agent the following non-exclusive, revocable rights and licenses with respect to the Software within the Territory:

3.1 To use the Software as reasonably required to fulfill its obligations and exercise its rights under this Agreement and in accordance with the Relationship Addendum(s). The Marketing Agent may not provide the Software to any third party except pursuant to a fully executed End User License, and may not use the Software in production for the benefit of any third party, except as otherwise allowed in a Relationship Addendum attached hereto or as otherwise provided by written agreement signed by both parties. The Marketing Agent may not use, rely on, or refer to the Software for purposes of developing or supporting any other software except in support of End Users or as otherwise allowed in a Relationship Addendum attached hereto or as otherwise provided by written agreement signed by both parties.

3.2 Subject to completion of sufficient training as applicable and as required by Phoenix from time to time, to use the Software for back up, demonstrations, and evaluations involving End Users.

3.3 To use the Trademarks relating to the Software, provided, however, that such use shall





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be subject to reasonable advertising and promotion guidelines which Phoenix may provide from time to time. Phoenix reserves the right to disallow any use of the Trademarks which would in any way, in Phoenix's opinion, harm the validity or value of the Trademarks.

3.4 The Marketing Agent shall not copy, adapt, modify or reproduce the Software in any manner whatsoever except as reasonably necessary for demonstration, marketing, backup and archival purposes. All copies of the software to be provided to End Users shall be supplied to the Marketing Agent by Phoenix.


4        TERM AND REVIEW

4.1 This Agreement shall become effective on the date first set forth above and shall continue for an initial term of three (3) years. This Agreement shall automatically renew thereafter for two (2) year periods, unless and until terminated by either party, in its discretion, by written notice to the other party at least ninety (90) days prior to the end of the initial term or any renewal term. In addition, Phoenix reserves the right to terminate this Agreement at any time on at least ninety (90) days prior written notice if the Marketing Agent defaults on its obligations, incurs a conflict of interest of significant impact, or fails to devote reasonable effort to the license of the Software to End Users and Marketing Agent does not cure such default, conflict or effort within such 90 day period. Marketing Agent reserves the right to terminate this Agreement on 90 days prior written notice if Phoenix defaults on its obligations hereunder and does not cure such default within such 90 day period.

4.2 Notwithstanding the termination of this Agreement, Phoenix shall continue to be entitled to the fees earned under this Agreement after such termination. So long as the Marketing Agent continues to satisfy its obligations to End Users under this maintenance and support agreements, notwithstanding a termination of this Agreement, the Marketing Agent may continue to provide such maintenance and support.

4.3 Either party may request a review of this Agreement and the royalty payments applicable to the Software, such review to take place in advance of each anniversary of the commencement of this Agreement while the Agreement remains in force.

4.4 Survival. Notwithstanding termination of this Agreement for any reason (including, without limitation, by notice pursuant to Section 4.1), Sections 10 (Title to Intellectual Property), 11 (Confidentiality) and 14 (General) shall continue to have effect as shall any other provisions which by their nature or necessary implication ought or were intended to continue to have effect, and End User Licenses of customers already granted prior to the date of such termination shall continue to be valid.

4.5 Actions Upon Termination. Upon termination, except as necessary to fulfill its obligations under maintenance, servicing and support agreements with End Users, the Marketing Agent shall:





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         a.      promptly cease to use, license, market or promote the Software;

         b. return all copies of the Software in the possession of the Marketing Agent to Phoenix and shall cease using the same for any purpose whatsoever;

         return and deliver or cause to be returned and delivered to Phoenix all memoranda, notes, reports, documents or media relating to or containing Confidential Information, including any copies or extracts thereof.

The Marketing Agent shall certify its compliance with this Section upon the written request of Phoenix.


5        OBLIGATIONS OF THE MARKETING AGENT

5.1 End User Approval. The Marketing Agent shall notify Phoenix of potential customers for the Software. Phoenix shall notify the Marketing Agent of marketing conflicts with Phoenix's marketing efforts to such potential customers. In case of conflict, the senior sales managers of Phoenix and the Marketing Agent shall determine whose sales force shall market to the customer. If no resolution can be reached, the decision of Phoenix as to such customer shall be final. The foregoing provision concerning marketing conflicts shall be interpreted and applied consistent with the grant of territory and exclusivity in Exhibit B.

5.2 Customer Contacts. During the term of this Agreement, the Marketing Agent will work exclusively with Phoenix with respect to any business opportunity presented to the Marketing Agent by Phoenix or obtained by the Marketing Agent as a result of the working relationship of the Marketing Agent with Phoenix.

5.3 Development of Competing Software. The Marketing Agent shall not use the Software or Documentation or any Confidential Information (as defined herein) that it may acquire in connection with this Agreement to develop, have developed, or support or invest in, directly or indirectly, the development of any product which has, entirely or partially, the same functions as any of the Software or which would be in direct or indirect competition with any of the Software, or to sell competing products or services.

Nothing in this agreement shall limit the rights of Marketing Agent to develop, sell and support Trust and Investment Management Software.

5.4 Qualified Personnel. The Marketing Agent shall employ suitably qualified and trained personnel in order to perform its obligations hereunder, and under any End User License or other agreement with an End User related to the implementation, use or support of the Software.

5.5 End User Compliance. The Marketing Agent shall inform Phoenix of all known breaches by End Users of their agreements with Phoenix.





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


5.6 Notices, Logos and Marks. The Marketing Agent shall not alter, erase or obscure any notices, legends, or trademarks or alter any indications of ownership such as copyright, serial number or any other designations or security provisions featured on copies of the Software and Documentation, and shall include all such features on all copies of the Software and Documentation made by the Marketing Agent.

5.7 Copies of Materials. The Marketing Agent shall send to Phoenix copies of all advertising, marketing and product material related to the Software created or to be used by the Marketing Agent.


6        PHOENIX'S OBLIGATIONS

6.1 Copies of the Software. Phoenix shall provide the Marketing Agent with a reasonable number of copies of the Software and Documentation as necessary for the Marketing Agent to fulfill its obligations and exercise its rights hereunder. All Documentation shall be provided in English.

6.2 Maintenance and Support. Phoenix shall provide a description of the specific hardware and software environment required by the Software. Upon request, Phoenix will review alternative hardware and software configurations proposed by the Marketing Agent and may, in its sole discretion, approve such configurations. Phoenix shall provide the following maintenance and support for Software operating in approved hardware and software environments during the term of this Agreement:

         a. Support. Phoenix shall provide Support and Maintenance to the Marketing Agent for the then-current version and the immediately preceding version of the Software. In order to assist in the provision of Maintenance, the Marketing Agent shall notify Phoenix promptly following the discovery of any defect. Further, upon discovery of a defect, if requested by Phoenix, the Marketing Agent shall submit to Phoenix a listing of output and any other data that Phoenix may require in order to reproduce the error and the operating conditions under which the error occurred or was discovered.

         b. Upgrades. Phoenix shall provide the Marketing Agent with a copy of each New Release and each New Version of the Software as Phoenix may from time to time issue to its customers generally. Phoenix shall provide reasonable telephone support to assist in the installation and operation of each New Release and New Version. For any particular New Release or New Version to operate properly, the Marketing Agent must have installed all prior New Releases and New Versions.

         c. Telephone Support. Phoenix shall maintain a telephone support line during hours to be designated by Phoenix from time to time, which in any case shall cover at least 8:30 a.m. to 5:30 p.m. Monday through Friday, Orlando, Florida time. Phoenix will assign a n experienced support person as the primary contact of Marketing Agent for





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         support questions.  Support in response to questions which are outside the intended scope of this Agreement may be subject to an additional charge.

         d. Exceptions. The following matters are not covered by Maintenance or Support under this Agreement:

                 (1) Any problem resulting from the misuse, improper use, alteration, or damage of any of the Software;

                 (2) Any problem caused by the Modifications of any version of the Software not made or authorized by Phoenix; or

                 (3) Any problem resulting from the use of the Software with other programming or with hardware configurations not approved in writing by Phoenix.

6.3 Expenses for On-Site Support The Marketing Agent shall pay Phoenix 75% of Phoenix's standard fee for time and 100% for materials and expenses, including Phoenix's travel costs, required to provide on-site Maintenance or Support hereunder. In addition, the Marketing Agent is responsible for procuring, installing, and maintaining all computer and other equipment, networks, telephone lines, communications interfaces, and other hardware necessary to operate the Software and to obtain maintenance services from Phoenix. Phoenix will not be responsible for delays caused by events or circumstances beyond its reasonable control.


7        TRAINING.

7.1 Initial Training. Phoenix shall provide up to 4 instructor days of initial training in the functionality, marketing and operation of the Software. The Marketing Agent shall pay Phoenix's reasonable travel, living, facility and equipment expenses for such training, but shall not be charged for instructor time. Phoenix shall provide training materials including: sales and marketing materials, and an initial stock of sales collaterals. Additional materials will be provided upon request at a price equal to Phoenix's cost for such materials.

7.2 Upgrade Training. Phoenix shall provide training on all New Releases at times and locations determined by Phoenix. The Marketing Agent may send two representatives to one scheduled training session for each New Release at no cost. Additional representatives may attend such training for additional fees as determined by Phoenix. The Marketing Agent shall pay all travel and living expenses for its representatives.

7.3 Additional Training. Phoenix shall provide additional technical assistance and training to the Marketing Agent in excess of the initial training as reasonably requested by the Marketing Agent; provided, however, that the Marketing Agent shall reimburse Phoenix for all expenses incurred by Phoenix in providing such assistance and training and shall pay 75% of the





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applicable training and instructor fees related to such services at Phoenix's then current rates, unless otherwise agreed in writing before such services are provided.

7.4 Classes. Subject to space availability, the Marketing Agent may enroll its employees in additional or advanced training classes at no cost.

7.5 Observation. Subject to scheduling by Phoenix, Marketing Agent may send members of its technical or support staff to observe Phoenix employees performing similar jobs for a combined maximum of 4 days at no cost. The Marketing Agent shall pay all travel and living expenses for its representatives.


8        WARRANTY

8.1 Limited Warranty. Phoenix warrants to the Marketing Agent that the Software will, for a period of one (1) year after receipt, perform substantially in conformance with applicable specifications (the "Limited Warranty"). Phoenix makes no warranty that all nonconformities or defects have been or can be eliminated from the Software or that operation of the Software will be uninterrupted or error free. This Limited Warranty shall not apply to
(i) Modifications made to the Software other than those described in the applicable Documentation or expressly approved by Phoenix, or (ii) to Software damaged due to accident, abuse or neglect.

8.2 Exclusive Remedy. The Marketing Agent's sole and exclusive remedy for breach of the above Limited Warranty shall be, at the option of Phoenix, repair or replacement of the relevant Software. Any replacement Software shall be covered under the Limited Warranty for the remainder of the original warranty period, or for thirty (30) days after receipt, whichever is longer.

8.3 DISCLAIMER. EXCEPT FOR THE WARRANTY SET FORTH ABOVE, THE SOFTWARE ARE LICENSED TO THE MARKETING AGENT "AS IS," AND PHOENIX DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.4 LIMITATION OF LIABILITY AND DAMAGES. PHOENIX'S LIABILITY FOR ANY AND ALL DAMAGES SHALL BE LIMITED TO THE EXCLUSIVE REMEDY SET FORTH ABOVE. NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, INTERRUPTION OF BUSINESS, OR ANY OTHER MONETARY LOSS, ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE, OR FOR MISSTATEMENTS, MISTAKES OR OMISSIONS IN THE DOCUMENTATION, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.





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8.5      Limitation on Actions.  No action, regardless of form, arising out of this Agreement or the transactions contemplated hereunder may be brought more than two (2) years after the cause of the action has accrued.

8.6 Independent responsibility. Neither party shall be responsible to any customer or End User for the quality of service or performance of products furnished by the other party. Each party is solely responsible for establishing the prices of its own products, services and associated deliverables.

8.7 Trademark Use. Neither party, without the express prior written approval of the other shall use the trademarks, service marks, or proprietary words or symbols of the other. Notwithstanding the foregoing, nothing contained in this Agreement shall affect either party's rights to use any trademarks, service marks, or proprietary words or symbols of the other to the extent otherwise permitted by applicable law or by written agreement between the parties.


9        INDEMNIFICATION BY PHOENIX.

9.1 Infringement of Intellectual Property Rights. If a third party claims that the Software infringes any patent, copyright, trade secret, or similar Intellectual Property Rights, Phoenix shall (as long as the Marketing Agent is not in default under this Agreement or any other agreement with Phoenix) indemnify and defend the Marketing Agent against such claim at Phoenix's expense, provided that the Marketing Agent promptly notifies Phoenix in writing of any such claim, allows Phoenix to control all negotiations and litigation related thereto, and cooperates with Phoenix in the defense and disposition of such claim, including any related settlement negotiations.

9.2 Limitations. If such a claim is made or appears possible, Phoenix may, at its option, secure for the Marketing Agent the right to continue to use the Software, or modify or replace the Software so it is non-infringing. Phoenix has no obligation hereunder for any claim based on a modified version of the Software which has not been approved by Phoenix, or for any combination, operation or use of the Software with a non-approved operating environment or with any program, product, data or apparatus not approved in writing by Phoenix. Phoenix shall have no obligation hereunder for any claim based on theories of law that are not substantially equivalent to laws, treaties and conventions applicable to U.S. patents, copyrights, trade secrets, and similar intellectual property rights. THIS SECTION 9 STATES PHOENIX'S ENTIRE OBLIGATION TO THE MARKETING AGENT WITH RESPECT TO MATTERS OF TITLE OR ANY CLAIM OF INFRINGEMENT THEREOF.




10       TITLE TO INTELLECTUAL PROPERTY





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10.1     All right title and interest in and to all copies of the Software and
Documentation and all Intellectual Property Rights pertaining thereto shall vest exclusively with Phoenix, including the Intellectual Property Rights in all Modifications created by or for Phoenix, the Marketing Agent, or any End User, including their personnel and permitted agents or contractors. To the extent rights in Modifications and all Intellectual Property Rights therein do not automatically and fully vest exclusively in Phoenix, the Marketing Agent agrees to and hereby does assign to Phoenix all such rights, and shall execute all such other agreements as Phoenix may require to effect such assignment. To the extent Modifications are produced by or under the supervision of the Marketing Agent, Phoenix hereby grants to the Marketing Agent a non-transferable, and royalty free license to reproduce, license and distribute such Modifications, but only to the extent they are marketed and licensed or sold to End Users for use solely with duly licensed versions of the Software pursuant to End User Licenses in effect with Phoenix.

10.2 All right title and interest in and to all software and documentation and all Intellectual Property Rights therein developed or owned by the Marketing Agent shall remain the exclusive property of the Marketing Agent, and Phoenix shall have no rights therein except as otherwise agreed between the parties.


11       CONFIDENTIALITY


11.1 Non-Disclosure. Except as otherwise provided herein or as allowed by the prior written consent of the party disclosing any Confidential Information (the "Disclosing Party"), for the term of this Agreement and for a period of three (3) years following the termination of this Agreement, the party receiving Confidential Information (the "Receiving Party") (a) shall receive all Confidential Information in strict confidence, (b) shall use the same degree of care which it uses to protect its own confidential information to maintain the confidentiality and secrecy thereof, (c) shall disclose the Confidential Information, and permit the Confidential Information to be disclosed, only to its employees who need access to the Confidential Information to carry out the terms and intent of this Agreement, and (d) shall use the Confidential Information only in furtherance of its rights and obligations set forth in this Agreement or any other Agreement between the parties. Both parties shall keep confidential the terms and conditions of this Agreement, but not its existence, and all other information which is designated in writing as confidential by one party to the other. Notwithstanding the foregoing, each party may make such disclosures as may be required by order of a court of competent jurisdiction, administrative agency or other government body, or by law rule or regulation, provided, however, that to the extent possible, the Receiving Party required to disclose the information shall give the Disclosing Party prior written notice of such requirement and shall assist in its efforts to oppose such requirement. Neither party shall use the Confidential Information of the other to develop or have developed any product which has the same functions as the software of the other party or which would be in direct or indirect competition with the software of the other party, without express prior written





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consent.

11.2 Exclusions. Paragraph 9.2 hereof shall not apply to any Confidential Information which (a) at the time of disclosure is in the public domain or thereafter enters the public domain for reasons not attributable to any act or omission of the Receiving Party in breach of its obligations hereunder, (b) which the Receiving Party can show was in its possession prior to the disclosure thereof by the Disclosing Party, or (c) which the Receiving Party can show was acquired by the Receiving Party from a third party who discloses it in good faith and does not thereby breach an obligation of confidence to the Disclosing Party.

12       EXPORTS

12.1 Territory. The Marketing Agent may not market or export the Software outside of the Territory without Phoenix's prior written approval.


13       EMPLOYEES

During the term of this Agreement and for a period of twelve (12) months thereafter, neither party will directly or indirectly solicit for employment or employ any employee of the other without the prior written consent of the other.


14       GENERAL

14.1 No Authority to Bind the Other Party. The parties to this Agreement are independent contractors and, except as provided in this Agreement or otherwise in a writing signed by both parties, neither party is authorized to act on behalf of the other or to bind the other. This Agreement does not establish any relationship of agency, partnership, or joint venture. Each party shall bear responsibility for its own employees, including terms of employment, wages, hours, tax withholding, required insurance, and daily direction and control. Except as otherwise set forth in an Addendum, the relationship created hereunder is non-exclusive as to each party.

14.2 Successors and Assigns. Except as otherwise provided in this Agreement, neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party which consent shall not be unreasonably withheld. Any such attempted assignment without such prior written consent shall be void and of no force and effect. Notwithstanding the foregoing, Phoenix may assign this agreement to any successor to all or substantially all of its business. This Agreement shall inure to the benefit of and shall be binding upon the permitted successors and assigns of the parties hereto.





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14.3     Governing Law; Jurisdiction.  The construction and interpretation of, and the rights and obligations of the parties pursuant to this Agreement shall be governed by the laws of the State of Florida.

14.4 Force Majeure. Neither party shall be liable for any failure of or delay in the performance of this Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes, or any other cause beyond the parties' reasonable control. Each party agrees to notify the other party promptly of the occurrence of any such cause and to carry out this Agreement as promptly as practicable after such cause has terminated.

14.5 Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent if is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

14.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the second day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or
(iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class air mail, registered or certified, postage prepaid and properly addressed, to the party as follows:



If to the Phoenix:

         Phoenix International Ltd., Inc.
         900 Winderley Place
         Suite 140
         Maitland, Florida  32751
         Attention: Ralph Reichard
         Facsimile: (407) 667-0133

If to the Marketing Agent, at the address first set forth above.

         Any party may change its address for the purpose of this Section by giving the other parties written notice of its new address in the manner set forth above.

14.7 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a





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written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of a condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as furthering or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

14.8 Public Announcements. Neither party shall make any press release or public announcement concerning this transaction without the prior written approval of the other party unless a press release or public announcement is required by law or by regulations binding upon any of the parties or their affiliates, in which case, the disclosing party agrees to give the non-disclosing party prior notice and an opportunity to comment on the proposed disclosure.

14.9 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All schedules and addenda hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein. The rights of the parties are only as set forth herein, and there are and shall be no implied rights or obligations whatsoever.

14.10 Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under this Agreement on any persons other than Phoenix and the Marketing Agent and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to Phoenix or the Marketing Agent.

14.11 Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute the same instrument.





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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


Phoenix International Ltd., Inc.:      Marketing Agent:
                                       ISC Financial systems, Inc.

By:      /s/ Ralph Reichard            By:/s/ David Reckseit
   -------------------------------        ------------------------------------
Signature                              Signature

Ralph Reichard                         David Reckseit
----------------------------------     ---------------------------------------
Name (Print)                           Name (Print)


President & COO                        President
----------------------------------     ---------------------------------------
Title                                  Title

                                            XXX-CONFIDENTIAL TREATMENT REQUESTED
                                                AND CONFIDENTIAL PORTIONS FILED
                                                SEPARATELY WITH THE COMMISSION




                               SERVICES ADDENDUM

This Addendum provides additional terms defining the relationship between the Marketing Agent and Phoenix. The terms and conditions contained herein are in addition to those contained in the applicable Cooperative Agreement. If any terms contained herein are inconsistent with the terms of the Cooperative Agreement, the Cooperative Agreement shall control.

Whereas Phoenix and the Marketing Agent may wish to procure the services of one another for their own benefit and for the benefit of their customers; and

Whereas Phoenix and the Marketing Agent may prepare budgets and customer quotations based on the cost of such services, Phoenix and the Marketing Agent agree to provide services to one another and on each other's behalf on the following terms:

1        Direct Services.  From time to time, Phoenix and the Marketing Agent may provide services to one another, including without limitation implementation and integration services and assistance, custom software and systems development, modification and enhancement, and customer support assistance. Such services shall be provided at XXXXXXXXXXXXXX for such services (the "Discounted Rate").

2        Phoenix Customer Services.  At the Marketing Agent's request, Phoenix may provide services to customers of the Marketing Agent or to the Marketing Agent on the customer's behalf that the Marketing Agent would normally be obligated to provide under the terms of the relationship between Phoenix and the Marketing Agent or between the Marketing Agent and its customers. For all such services which Phoenix agrees to provide, the Marketing Agent shall pay to Phoenix XXXXXXX for such services or XXXXXXX by the Marketing Agent to the End User for such services, whichever is greater.

3        Marketing Agent Customer Services.  For all services provided by the
Marketing Agent to customers of Phoenix or Phoenix's affiliates and business and Marketing Agents, the Marketing Agent shall negotiate rates in good faith, and in all cases such rates shall be at least as favorable as the Marketing Agent's then current published rates for such services. Such services may be provided by the Marketing Agent directly to customers or as a subcontractor to Phoenix or other parties.

4        Most Favorable Terms.  All rates referred to herein before shall be at least as favorable as the rates provided by the applicable party to any of its other customers, Marketing Agents or consultants.

5        Materials.  Materials provided by one party to the other or to the other's customers (other than the Software and other proprietary software and hardware of either party) shall be billed at the applicable party's actual cost for such materials.

6        Disclaimer.  Notwithstanding the foregoing, neither party shall be obligated to provide services to the other or to any other party without prior approval on a case by case basis (other than those services required to be provided under the terms of this or any other agreement).


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Phoenix International Ltd., Inc.:         Marketing Agent:
                                          ISC Financial systems, Inc.

By:      /s/ Ralph Reichard               By:/s/ David Reckseit
   ----------------------------------        ---------------------------------
Signature                                 Signature

Ralph Reichard                            David Reckseit
-------------------------------------     ------------------------------------
Name (Print)                              Name (Print)

President & COO                           President
-------------------------------------     ------------------------------------
Title                                     Title

                                            XXX-CONFIDENTIAL TREATMENT REQUESTED
                                                AND CONFIDENTIAL PORTIONS FILED
                                                SEPARATELY WITH THE COMMISSION


                 TRAINING, IMPLEMENTATION, AND SUPPORT ADDENDUM


This Addendum provides additional terms defining the relationship between the Marketing Agent and Phoenix. The terms and conditions contained herein are in addition to those contained in the applicable Cooperative Marketing Agreement. If any terms contained herein are inconsistent with the terms of the Cooperative Marketing Agreement, the Cooperative Marketing Agreement shall control.

1        Training and Certification.  Phoenix shall assist the Marketing Agent in the first XXXX installations of the Software for End Users and shall concurrently train the Marketing Agent's personnel in the implementation of the Software. Additionally, the Marketing Agent's personnel shall be entitled to attend the training sessions for the first XXXX End Users at no cost. In the event that the first Xx installations are current users of Marketing Agent's software, the XXX assisted installation will be deferred to the first customer that is not a current user of Marketing Agent's software. Upon completion of such training, Phoenix shall certify certain of the Marketing Agent's personnel to implement the Software. The Marketing Agent shall pay Phoenix's reasonable travel, living, facility and equipment expenses for such training, but shall not be charged for instructor time. Up to the limit established by Phoenix, Phoenix shall provide training materials. Additional materials will be available for purchase at Phoenix's cost.

2        Right to Implement.  Once the Marketing Agent's personnel have completed the requisite training and have been certified for installation and implementation of the software by Phoenix, the Marketing Agent may implement the Software in accordance with this Agreement hereto, but only under the direction and supervision of certified personnel. All implementations of the Software shall follow Phoenix's methodology as taught in the training sessions. Phoenix shall provide written documentation of the implementation methodology along with training materials and instructors aids.

3        Additional License.  Once the training has been completed, the
Marketing Agent shall have the additional right and license to do the following with respect to the Software:

3.1 To use the Software for the purpose of installing, maintaining and marketing the Software for End Users as provided for hereunder.

3.2 To Maintain and Support the Software licensed to End Users, and to train End Users in the use of the Software and for other educational purposes.

3.3 To use any conversion programs and methods that Phoenix may posses that are applicable to Marketing Agents End Users at no cost.

4        Maintenance and Support.  Once training has been completed, the
Marketing Agent shall be responsible for all Maintenance and Support of End Users. The Marketing Agent shall enter into a Maintenance and Support Agreement with each End User who chooses to accept Maintenance and Support.
The Maintenance and Support Agreement shall be presented to Phoenix prior to use with End Users, and shall be in a form and contain such terms as are acceptable to Phoenix. If, at any time, the Marketing Agent materially fails to provide Maintenance and Support under an agreement with an End User, Phoenix shall assume the Marketing Agent's responsibilities under such agreement, the Marketing Agent shall assign the agreement to Phoenix, and the Marketing Agent shall forward to Phoenix all maintenance and support fees received from such End User for the period for which Phoenix assumes maintenance and support obligations, including fees received prior to the assignment for services provided by Phoenix after the assignment.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


Phoenix Internatinal Ltd., Inc.:           Marketing Agent:
                                           ISC Financial systems, Inc.

By:      /s/ Ralph Reichard                By:/s/ David Reckseit
   ---------------------------------          --------------------------------
Signature                                  Signature

Ralph Reichard                             David Reckseit
------------------------------------       -----------------------------------
Name (Print)                               Name (Print)


President & COO                            President
------------------------------------       -----------------------------------
Title                                      Title

                                            XXX-CONFIDENTIAL TREATMENT REQUESTED
                                                AND CONFIDENTIAL PORTIONS FILED
                                                SEPARATELY WITH THE COMMISSION




                             RELATIONSHIP ADDENDUM

                                MARKETING AGENT


This Addendum provides additional terms defining the relationship between the Marketing Agent and Phoenix. The terms and conditions contained herein are in addition to those contained in the applicable Cooperative Agreement. If any terms contained herein are inconsistent with the terms of the Cooperative Agreement, the Cooperative Agreement shall control.


1        Marketing.  Phoenix and the Marketing Agent will identify and introduce prospective customers to each other and will facilitate communications and the development of business relationships with such parties.

2        End User Licenses.  The Marketing Agent shall present an End User
License to each potential Customer and shall cause all customers to execute an End User License prior to delivery or installation of the Software. The Marketing Agent shall forward each executed End User License to Phoenix for acceptance and signature.

3        Prices.  All License and Maintenance Fees for the Software shall conform to Phoenix's standard pricing guides, except as expressly agreed in writing by Phoenix and the Marketing Agent, and shall in all cases be at least as favorable as the fees charged by Phoenix to its customers directly. Initially, the license fees for customers of the Marketing Agent shall be as follows:

         Customer Assets          Initial License Fee
         ---------------          -------------------
         DeNovo                   XXXX
         XXX                      XXXX
         XXX                      XXXX
         XXX                      XXXX
         XXX                      XXXX
         XXX                      XXXX
         XXX                      XXXX

 Phoenix's fees for those financial institutions currently using the banking software of the Marketing Agent who switch to the Phoenix Software shall be based upon the actual fees charged by the Marketing Agent, or XXXXXXXX set forth above, whichever is greater.

                                            XXX-CONFIDENTIAL TREATMENT REQUESTED
                                                AND CONFIDENTIAL PORTIONS FILED
                                                SEPARATELY WITH THE COMMISSION




Annual Maintenance Fees shall be XXXXXX.

4        Fees.  The Marketing Agent shall be responsible for the invoice and collecting all license, implementation, maintenance and other fees paid by End Users purchasing the Software due to the marketing efforts of the Marketing Agent.

         4.1 License Fees. The Marketing Agent shall forward the following percentages of all license fees to Phoenix:

                 1st XXXX End Users:               XX
                 All other End Users:              XX

         All amounts due Phoenix shall be paid within 15 days after receipt of such fees by the Marketing Agent, but in all cases, whether or not fees have actually been collected by the Marketing Agent, XXXXXXXX to Phoenix for each End User shall be paid to Phoenix no later than 30 days following execution of the End User License, XXXXXXX Phoenix for each End User shall be paid to Phoenix no later than 30 days following the completion of Implementation of the Software for each End User, and all amounts due Phoenix shall be paid to Phoenix no later than 90 days following the completion of Implementation for each End User.

         4.2 Implementation Fees. The Marketing Agent shall forward XXXXXXXXX for the first XXXX End Users to Phoenix within 15 days of receipt of such fees. Thereafter, the Marketing Agent shall keep all implementation and training fees for services provided to End Users by the Marketing Agent and shall forward to Phoenix XXXXXXXXXXXXXX provided by Phoenix to End Users.

         4.3 Maintenance Fees. The Marketing Agent shall forward to Phoenix the following percentage of all Maintenance Fees collected from End Users within 15 days of receipt of such fees by the Marketing Agent.

                 Year 1 maintenance fees
                 for each End User:                         XXX

                 After Year 1, maintenance
                 fees for each End User:                    XXX

         4.4 Other Fees. The Marketing Agent shall keep XXXXXXXXXXXX services provided to End Users other than as set forth above.

5        Expenses.  The Marketing Agent will be responsible for the marketing expenses of its personnel hereunder and Phoenix shall be responsible for the expenses of Phoenix personnel.

6        Complementary Products and Services.  The Marketing Agent may provide to End Users complementary products and services as certified by Phoenix for provision to End Users as such may be approved by Phoenix from time to time. Such products and services shall be provided pursuant to an agreement between the End User and the Marketing Agent. Phoenix shall have the right and opportunity to approve all such agreements, which approval shall not be unreasonably withheld. The Marketing Agent may request that such products and services be included in the End User License. Phoenix will use its best efforts to include such products and services in End User Licenses. Such products and services shall be provided on reasonable terms and conditions no less favorable than the terms and conditions under which the Marketing Agent offers similar products and services to its other customers.

Any complementary products or services provided to End Users that are not certified by Phoenix are the sole responsibility of Marketing Agent.

7        Implementation.  If the Marketing Agent has executed a Training,
Implementation, and Support Addendum and complied with the terms therein, then the Marketing Agent may implement the software sold as a result of the Marketing Agent's efforts. All Software not implemented by the Marketing Agent shall be implemented by or at the direction of Phoenix. Phoenix shall supply the Marketing Agent with one copy of the Software and Documentation on the appropriate electronic media for implementation for each fully executed End User License presented to Phoenix along with Phoenix's percentage of the license fees for such End User.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


Phoenix Internatinal Ltd., Inc.:       Marketing Agent:
                                       ISC Financial systems, Inc.

By:      /s/ Ralph Reichard            By:/s/ David Reckseit
   -------------------------------        ------------------------------------
Signature                              Signature

Ralph Reichard                         David Reckseit
----------------------------------     ---------------------------------------
Name (Print)                           Name (Print)


President & COO                        President
----------------------------------     ---------------------------------------
Title                                  Title

                                            XXX-CONFIDENTIAL TREATMENT REQUESTED
                                                AND CONFIDENTIAL PORTIONS FILED
                                                SEPARATELY WITH THE COMMISSION




                            SERVICE BUREAU ADDENDUM


This Addendum provides additional terms defining the relationship between the Marketing Agent and Phoenix. The terms and conditions contained herein are in addition to those contained in the applicable Cooperative Agreement. If any terms contained herein are inconsistent with the terms of the Cooperative Agreement, the Cooperative Agreement shall control.


1        Service Bureau Arrangement.  The Marketing Agent may use the Software
for outsourcing data services to Eligible Prospects within the Territory.

2        Fees.  The Marketing Agent shall forward to Phoenix a percentage of all revenue (except for direct pass-through) received from outsourcing activities. The percentages shall be based on the XXXXXXXXXXXXXXXXXXXX received by the Marketing Agent from XXXXXXXXX involving the use of the Phoenix Software as follows:

         Monthly Revenues                  % Paid to Phoenix
         ----------------                  -----------------
         Less than XXXX                    XX
         XXX to XXX                        XX
         XXX to XXX                        XX
         Greater thanXXX                   XX

All amounts due Phoenix shall be forwarded to Phoenix within 30 days of the end of the month in which they are earned by the Marketing Agent. The Marketing Agent shall be responsible for the collection of all outsourcing revenue due to its activities. For each outsourcing client of Marketing Agent who uses the Software, the amount of revenue attributable to the Software shall be XXXXXXXXXXXXXXXXX (excluding direct pass-through) received from the client each month.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


Phoenix Internatinal Ltd., Inc.:       Marketing Agent:
                                       ISC Financial systems, Inc.

By:      /s/ Ralph Reichard            By:/s/ David Reckseit
   --------------------------------       -----------------------------------
Signature                              Signature

Ralph Reichard                         David Reckseit
-----------------------------------    --------------------------------------
Name (Print)                           Name (Print)


President & COO                        President
-----------------------------------    --------------------------------------
Title                                  Title

                                   EXHIBIT A

                                    SOFTWARE


Means the software generally referred to as the Phoenix Retail Banking System

                                            XXX-CONFIDENTIAL TREATMENT REQUESTED
                                                AND CONFIDENTIAL PORTIONS FILED
                                                SEPARATELY WITH THE COMMISSION




                                   EXHIBIT B

                                   TERRITORY


The Territory shall be as follows:

1)       Ohio
2)        Kentucky
    Pennsylvania (as far East as Harrisburg)
    West Virginia

The Marketing Agent's territory includes only those financial institutions, including commercial banks, savings banks, thrifts, and credit unions with their primary operations based in the above territory, and with assets less than $150 Million. The Territory is non-exclusive (except as provided below). Phoenix may approve, in its sole discretion, marketing to institutions outside the Territory or institutions in the Territory with assets in excess of $150 Million upon written request by the Marketing Agent.

Notwithstanding the foregoing, the Marketing Agent shall have the exclusive right to market the Software to the following financial institutions:

XXXXXXX
XXXXXXX
XXXXXXX
XXXXXXX
XXXXXXX
XXXXXXX
XXXXXXX
XXXXXXX
XXXXXXX

Ohio shall be the exclusive territory of the Marketing Agent for Eligible Prospects with less than $150 Milion in assets as long as the following minimum sales are met by the Marketing Agent:

Sale of the Software to XX End User within Ohio within XX months of the date of this Agreement Sale of the Software to XX End Users within Ohio within XX months of the date of this Agreement